EXHIBIT A

                            JOINT FILING AGREEMENT

    The undersigned persons acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.


Dated:  February 17, 1998

Advantus Capital Management, Inc.

__________________________________________________
By:  Richard Worthing
Name and Title:  Vice President


MIMLIC Asset Management Company

__________________________________________________
By:  Guy deLambert
Name and Title:  Vice President


The Minnesota Mutual Life Insurance Company

_________________________________________________
By:  Dianne Orbison
Name and Title:  Second Vice President